UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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UTi WORLDWIDE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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The following presentation was first made available to UTi Worldwide Inc.’s employees on October 9, 2015.

 UTi LiveLinkDSV Acquisition   October 9, 2015  1

 2  ADDITIONAL INFORMATION AND WHERE TO FIND ITThe proposed transaction involving DSV A/S (“DSV”) and the Company will be submitted to the Company’s shareholders for their consideration. In connection with the proposed transaction, the Company intends to file relevant materials with the Securities and Exchange Commission (“SEC”), including the Company’s proxy statement in preliminary and definitive form, and the Company will mail the definitive proxy statement to its shareholders. This communication is not intended to be, and is not, a substitute for such filings or for any other document that DSV or the Company may file with the SEC in connection with the proposed transaction. SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT, CAREFULLY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other relevant materials (when they become available) and any other documents filed or furnished by DSV or the Company with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from the Company by going to its investor relations page on its corporate web site at www.go2uti.com.PARTICIPANTS IN THE SOLICITATIONDSV, the Company, their respective directors and certain of their respective executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the Company’s directors and executive officers is set forth in its definitive proxy statement filed with the SEC on May 13, 2015. This document is available free of charge from the SEC and by going to the Company’s investor relations page on its corporate web site at www.go2uti.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement and other relevant materials DSV and the Company file with the SEC.

 3  Cautionary note regarding forward-looking statements This document includes forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Among other things, these forward-looking statements may include statements regarding the proposed merger between the Company and DSV. The Company’s actual results may differ materially from those described in forward-looking statements. Such statements are based on current expectations of the Company’s performance and are subject to a variety of factors, some of which are not under the control of the Company, which can affect the Company’s results of operations, liquidity or financial condition. Factors that might cause or contribute to a material difference include, but are not limited to, the risks in the Company’s filings with the Securities and Exchange Commission (“SEC”), including those listed in Item 1A “Risk Factors” in its annual report on Form 10-K relating to the fiscal year ended January 31, 2015 filed with the SEC, and the following: the Company has incurred losses for each of the last three fiscal years and during the three and six months ended July 31, 2015 and such losses are expected to continue; the Company’s ability to achieve its adjusted EBITDA target for the 2016 fiscal year and for the 12 month period beginning August 1, 2015 is dependent on incremental net revenue growth in its freight forwarding business, which growth may not occur; the Company’s ability to maintain sufficient liquidity and capital resources to fund its business and to generate sufficient cash to service its debts and other obligations; the Company’s ability to refinance its indebtedness when it comes due, including near term maturities; the Company’s ability to accurately predict its future business results and liquidity; risks associated with the Company’s clients, including delays or the inability by such clients to pay the Company; the risk that the Company may not be able to achieve its expected working capital improvements; volatility with respect to global trade; global economic, political and market conditions and unrest, including those in Africa, Asia Pacific and Europe; volatile fuel costs; transportation capacity, pricing dynamics and the Company’s ability to secure space on third party aircraft, ocean vessels and other modes of transportation; changes in interest and foreign exchange rates, particularly with respect to the South African rand and the Euro; material interruptions in transportation services; risks of international operations; risks that the carrying values of the Company’s assets might be impaired; risks associated with, and the potential for penalties, fines, costs and expenses the Company may incur as a result of an investigation by the government of Brazil into the international air freight and air cargo transportation industry; risks of adverse legal judgments or other liabilities not limited by contract or covered by insurance; risks associated with the pending securities class action lawsuit and pending investigation by the SEC; the Company’s ability to retain clients while facing increased competition; disruptions caused by epidemics, natural disasters, conflicts, strikes, wars and terrorism; the impact of changes in the Company’s effective tax rates; the Company’s ability to maintain effective disclosure controls and procedures and effective internal control over financial reporting; the other risks and uncertainties described herein and in the Company’s other filings with the SEC; and other factors outside the Company’s control. Other risks and uncertainties include the timing and likelihood of completion of the proposed merger between the Company and DSV, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals for the proposed merger that could cause the parties to abandon the transaction; the possibility that the Company will not receive the required shareholder approvals; disruption from the proposed merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; the possibility that the proposed merger does not close, including due to the failure to satisfy the closing conditions; as well as more specific risks and uncertainties. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Because the information herein is based solely on data currently available, it is subject to change as a result of changes in conditions over which the Company has no control or influence, and should not therefore be viewed as assurance regarding the Company’s future performance. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

 4  “UTi ANNOUNCES AGREEMENT TO BE ACQUIRED BY DSV IN TRANSACTION VALUED AT $1.35 BILLIONCreates one of the World’s Strongest Transportation and Logistics Networks”

 It started in Denmark … like we started as a small company in a small country, too  5                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                DSV was founded in 1976 by 10 independent truckers

 Who is DSV?  A strong global networkApproximately 23,000 employees worldwideOwn operations in more than 70 countriesMore than 400 branch offices, terminals and warehouse facilities One company – three divisions Air & Sea – global network (our Forwarding)Road – complete road-freight network in Europe (our D)Solutions – contract logistics services (our CL)A strong logistics partnerTop 5 global freight forwarderAnnual revenue 6.5 billion EURHeadquartered in Denmark and listed on Nasdaq Copenhagen  DSV countries

 2008  DSV’s Journey  7    1976  10 independent hauliers establish DSV  1989  DSV acquires several danish competitors  Breakdown of EBIT by division        Air & Sea  Road  Solutions  1997  DSV acquires Samson Transport and becomes DSV Samson Transport  2000  2005-2006  DSV acquires DFDS Dan Transport Group and quadroble the size of the company  2012-2015  DSV acquires J. H. Bachmann and Frans Maas  DSV acquires ABX LOGISTICS  DSV strenghtens the global network through a number of smaller acquisitions along with solid organic growth  797 DKKmRevenue  33 DKKmEBIT  2,694 DKKmRevenue  98 DKKmEBIT  19,478 DKKmRevenue  854 DKKmEBIT  31,972 DKKmRevenue  1,504 DKKmEBIT  37,435 DKKmRevenue  1,936 DKKmEBIT  48,582 DKKmRevenue  2,624 DKKmEBIT  Breakdown of EBIT by geography      EMEA  Rest of world

 DSV’s Corporate Values   8    “We are customer focused”“We listen, understand and meet the needs of our customers”“We practice openness and mutual respect in company activities”“We inspire respect by meeting our commitments and accepting consequences of our decisions”“We highly value loyal employees and allocate resources to employee development”

 Why are we doing this now?  Addresses the scale challenge we face in forwardingAddresses the increasingly consolidating 3PL industry and low market growth in forwardingOpportunity to leverage an opportunity with a like-minded company  9  “We are operating in an industry where increasingly scale is critical. Joining forces with DSV delivers substantially greater client value and many future opportunities for our people while it is financially very attractive for holders of our ordinary shares.”Roger MacFarlane, Chairman

What are the advantages of the transaction to you and our clients?

- Create a company with a **common focus on the client**
- Enhance the **geographic and business footprint for both entities**, creating one of the world's strongest transportation and logistics networks and the **world's fourth largest 3PL**
- Create a **global CL network of over 5M square meters** of warehouse space
- Create **procurement scale with over 1.3M TEU and 600K tons** in air freight under management
- **Expand on their strength in European trucking** with our distribution services on 3 additional continents
- **Grow a healthy client mix** by combining our strength with global clients with their well-established local client base



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Supply Chain Solutions that Deliver

UTi

   Fourth Largest Global 3PL by Revenue  Source: Journal of Commerce, 15 April 2015, Transport Intelligence

What's Next?

- Signing of the agreement completed last night, but the deal is not *closed* yet
- Need approval from UTi shareholders & regulatory bodies before deal closes
- Business as usual through to close
  - Keep doing what you are doing
  - Everything remains intact
- Once deal is closed we will work out an integration plan
- Lead your teams through the unavoidable ambiguity



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Supply Chain Solutions that Deliver

Rules of the Game  Do not talk to anyone at DSV until the deal is closed; do not take their call or call them; if anyone calls you, report it to Kristen KravitzANY WRITTEN internal communication regarding this transaction that you send to your team needs to be vetted through Kristen Kravitz and Lance D’Amico PRIOR to sending itAny media inquiries you receive should be directed to Kristen Kravitz in the Long Beach officeDon’t speculate on what DSV may or may not do  13

 Key Priorities: We Still Have a Very Important Job To Do!  14  Freight Forwarding growth and margin improvement  Managing overhead costs  Improving working capital   Consistent performance in our CL&D business

 How to Interact with Clients:You Can Make a Difference in Your Everyday Interactions  15  We are very excited to be strengthening our business with a partner that shares a similar culture and strategic objectives. Positioned together and leveraging our combined strengths, we can bring solutions to our clients that we could not have delivered on our own.This will not change anything about the way we interact with our clients and meet their needs. In fact, in the long run this will make us an even stronger partner.We are continuing our diligent execution against our strategic priorities and delivering superior client service remains our priority as we maintain our forward momentum.We are committed to transparent and open communications as we move forward in this process.

 &  Questions and Answers  QuestionsAnswers  16

 Need more information?  17  1  2  3  4  Ask your manager  Check myUTi  Request a call with me  Email enterprisecommunications@go2uti.com